EXHIBIT 16.2
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December 11, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of The Children's Place Retail Stores, Inc. Form 8-K/A dated October 9, 2007 and filed with the Securities and Exchange Commission on December 11, 2007, and have the following comments:

      1. We agree with the statements made in the first, second, third and fifth paragraphs in section (a) of Item 4.01.
      2. We agree with the statements made in the first and second sentence of the fourth paragraph in section (a) of Item 4.01.
      3.    As to the last sentence of the fourth paragraph in section (a) of
            Item 4.01 :
            a. We agree that the Company informed us that the Company believes that its disclosure regarding its material weaknesses, as contained in Item 9A of its Annual Report on Form 10-K, was fairly presented in all material respects, but
            b. We disagree that the Company's disclosure regarding its material weaknesses was fairly presented.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Parsippany, New Jersey